                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES


--------------------------------------------------------------------------------

Pricing Supplement No. 25                                   Trade Date: 04/16/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 04/19/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is April 18, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBA1              $2,110,000.00              5.25%                 10/15/06                 100%


    Interest Payment
       Frequency                                      Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption               (including the redemption price)
    ----------------        -----------------         -----------              --------------------------------
        05/15/01                   Yes                    Yes                         100%        04/15/02
        monthly                                                                     semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $2,087,845.00             $22,155.00                $1.50              ABN AMRO, Inc.